Exhibit 99.1

Covanta Holding Corporation Reports 2021 Second Quarter Results

Strategic Review Complete with Pending Sale to EQT for $20.25 per share

MORRISTOWN, NJ, July 28, 2021 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three and six months ended June 30, 2021.

	Three Months Ended June 30,
	2021	2020

	(Unaudited, $ in millions)
Revenue	$506	$454
Net loss	$(19)	$(13)
Adjusted EBITDA	$110	$96
Net cash provided by operating activities	$105	$94
Free Cash Flow	$62	$62
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

Key Highlights
•Adjusted EBITDA up $14 million (15%) year-over-year
•8.0% year-over-year waste-to-energy tip fee price growth
•Metals markets remain strong and energy markets improving
•UK construction and commissioning activities on track

“We are seeing broad-based momentum in the business, as waste markets have recovered strongly and commodity prices continue to firm,” said Michael Ranger, President and CEO. “Operationally, we are executing on plan, with the fleet running at high levels of availability and production following a successful spring outage season. With the announced transaction with EQT, we remain focused on our mission to provide sustainable waste and energy solutions for our customers and communities, and are excited about the opportunities for growth in the company's next chapter.”

Fiscal Year 2021 Guidance and Upcoming Investor Communication
In light of the announcement of a definitive agreement with EQT to purchase Covanta at $20.25 per share, the Company will no longer update forward looking guidance and will discontinue quarterly earnings conference calls. The transaction is expected to close during the fourth quarter of 2021, subject to customary closing conditions including approval by the majority of the holders of Covanta's outstanding common shares.

Discussion of Second Quarter 2021 Results
Total revenue for the three months ended June 30, 2021 was $506 million, up $52 million as compared to the prior year period, driven by the following:
•Waste revenue improved by $27 million, with growth in nearly all areas, including:
◦Tip fees up $11 million (7%) on higher prices;
◦Service fees up $8 million (7%) primarily due to higher plant throughput; and
◦Material processing and recycling revenue up $8 million with the strong recovery in demand in our environmental services business;
•Energy revenue increased by $8 million due to higher market prices, increased electricity sales volumes and increased revenue from renewable energy credits; and
•Materials sales increased by $18 million, with a $13 million increase in ferrous revenue on higher market prices and a $6 million increase in non-ferrous revenue due to both market prices and higher sales volume.

Total operating expenses were $481 million in the quarter, up $45 million over the prior year period, driven by the following:
•Wages and benefits rose by $17 million, with normalized compensation costs compared to COVID-related cost mitigation actions taken in the second quarter of 2020 and higher accruals for incentive compensation based on financial performance;
•Maintenance expense increased by $8 million due to the timing of planned outage activity;
•Other operating costs increased by $14 million primarily related to higher waste volumes in the quarter, including higher costs for hauling, disposal, chemicals and reagents; and
•General and administrative expense rose by $6 million, with the cost mitigation actions taken in the prior year period impacting the comparison.

Adjusted EBITDA increased by $14 million to $110 million, driven primarily by higher waste and commodity prices, partially offset by higher costs compared to the prior year cost mitigation program and heavier planned maintenance expense.

Free Cash Flow was $62 million in the quarter, effectively unchanged compared to the prior year, as higher Adjusted EBITDA was offset primarily by higher planned maintenance capital expenditures.

The Company ended the quarter with $2.5 billion of net debt outstanding and a leverage ratio of 5.8x.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy ("WtE") facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Forward-looking statements are those that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance or actual results. Developments and business decisions may differ from those envisaged by our forward-looking statements. Forward-looking statements, including, without limitation, statements with respect to the consummation of the transaction with EQT, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation (“Covanta”), its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, in particular, the announced business combination with EQT depends on the satisfaction of the closing conditions to the business combination, and there can be no assurance as to whether or when the business combination will be consummated. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company's 2020 Annual Report on Form 10-K as well as Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q for the period ended June 30, 2021.

Where to Find Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Covanta and affiliates of EQT Infrastructure. In connection with the proposed merger, Covanta intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Covanta with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Covanta’s other filings with the SEC, may also be obtained from the respective companies. Free copies of documents filed with the SEC by Covanta will be made available free of charge on Covanta’s investor relations website at https://investors.covanta.com/.

Participants in the Solicitation
Covanta and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Covanta’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Covanta is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.

Investor Contact
Dan Mannes
1-862-345-5456
IR@covanta.com

Media Contact
Nicolle Robles
1-862-345-5245

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(Unaudited) (In millions, except per share amounts)
OPERATING REVENUE:
Waste revenue	$364	$337	$707	$677
Energy revenue	86	78	190	171
Materials sales revenue	38	20	74	37
Services revenue	18	19	33	37
Total operating revenue	506	454	1,004	922
OPERATING EXPENSE:
Cost of operations	390	351	788	722
Other operating expense, net	3	2	(1)	4
General and administrative expense	33	27	66	57
Depreciation and amortization expense	55	56	112	114
Impairment charges (a)	—	—	—	19
Total operating expense	481	436	965	916
Operating income	25	18	39	6
OTHER (EXPENSE) INCOME:
Interest expense	(32)	(34)	(63)	(68)
Net gain on sale of business and investments (a)	—	—	—	9
Other expense	—	(1)	—	(2)
Total other expense	(32)	(35)	(63)	(61)
Loss before income tax (expense) benefit and equity in net income from unconsolidated investments	(7)	(17)	(24)	(55)
Income tax (expense) benefit	(12)	4	6	9
Equity in net income from unconsolidated investments	—	—	1	1
Net loss	$(19)	$(13)	$(17)	$(45)

Weighted Average Common Shares Outstanding:
Basic	133	132	133	132
Diluted	133	132	133	132

Loss Per Share
Basic	$(0.14)	$(0.10)	$(0.13)	$(0.34)
Diluted	$(0.14)	$(0.10)	$(0.13)	$(0.34)

Cash Dividend Declared Per Share	$0.08	$0.08	$0.16	$0.33
(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	June 30,	December 31,
	2021	2020

	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$54	$55
Restricted funds held in trust	8	11
Receivables (less allowances of $7 and $8, respectively)	242	260
Prepaid expenses and other current assets	85	117
Total Current Assets	389	443
Property, plant and equipment, net	2,398	2,421
Restricted funds held in trust	10	6
Intangible assets, net	227	237
Goodwill	303	302
Other assets	300	297
Total Assets	$3,627	$3,706
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$27	$18
Current portion of project debt	9	9
Accounts payable	79	75
Accrued expenses and other current liabilities	307	303
Total Current Liabilities	422	405
Long-term debt	2,375	2,396
Project debt	111	116
Deferred income taxes	346	362
Other liabilities	119	117
Total Liabilities	3,373	3,396
Equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 133 shares and 132 shares, respectively)	14	14
Additional paid-in capital	892	882
Accumulated other comprehensive loss	(59)	(32)
Accumulated deficit	(593)	(554)
Treasury stock, at par	—	—
Total Equity	254	310
Total Liabilities and Equity	$3,627	$3,706

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Six Months Ended June 30,
	2021	2020

	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net loss	$(17)	$(45)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	112	114
Amortization of deferred debt financing costs	2	2
Net gain on sale of business and investments (a)	—	(9)
Impairment charges (a)	—	19
Stock-based compensation expense	18	14
Provision for expected credit losses	—	1
Equity in net income from unconsolidated investments	(1)	(1)
Deferred income taxes	(9)	(9)
Dividends from unconsolidated investments	4	3
Other, net	(2)	3
Changes in working capital	47	62
Changes in noncurrent assets and liabilities, net	3	1
Net cash provided by operating activities	157	155
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(84)	(79)
Proceeds from asset sales	—	3
Investment in equity affiliates	(4)	(10)
Other, net	(1)	(8)
Net cash used in investing activities	(89)	(94)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	—	9
Proceeds from borrowings on revolving credit facility	179	256
Payments on long-term debt	(9)	(9)
Payments on revolving credit facility	(183)	(237)
Payments on project debt	(5)	(5)
Cash dividends paid to stockholders	(24)	(68)
Proceeds from related party note	—	9
Payments of insurance premium financing	(19)	(16)
Other, net	(7)	(5)
Net cash used in financing activities	(68)	(66)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(1)
Net decrease in cash, cash equivalents and restricted cash	—	(6)
Cash, cash equivalents and restricted cash at beginning of period	72	63
Cash, cash equivalents and restricted cash at end of period	$72	$57

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Loss and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,	LTM
	2021	2020	2021	2020	2020	June 30, 2021

	(Unaudited, in millions)
Net loss	$(19)	$(13)	$(17)	$(45)	$(28)	$—
Depreciation and amortization expense	55	56	112	114	224	222
Interest expense	32	34	63	68	133	128
Income tax expense (benefit)	12	(4)	(6)	(9)	(18)	(15)
Impairment charges (a)	—	—	—	19	19	—
Net gain on sale of businesses and investments (b)	—	—	—	(9)	(26)	(17)
Loss on extinguishment of debt (c)	—	—	—	—	12	12
Property insurance recoveries, net	—	—	—	—	(1)	(1)
Loss (gain) on sale of assets	—	2	(1)	2	3	—
Accretion expense	—	—	1	1	2	2
Business development and transaction costs	2	—	4	—	1	5
Severance and reorganization costs	1	1	5	1	5	9
Stock-based compensation expense	9	6	18	14	29	33
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	6	6	13	12	24	25
Capital type expenditures at client owned facilities (d)	7	5	21	19	36	38
Other (e)	5	3	3	6	9	6
Adjusted EBITDA	$110	$96	$216	$193	$424	$447
(a)During the six months ended June 30, 2020 and the year ended December 31, 2020, we recorded a $19 million, respectively, non-cash impairment charge related to our Covanta Environmental Solutions reporting unit.
(b)During the six months ended June 30, 2020, we recorded a $9 million gain related to the Newhurst Energy Recovery Facility development project.
During the year ended December 31, 2020, we recorded a $26 million gain on the sale of business and investments comprised of a $9 million gain related to the Newhurst Energy Recovery Facility development project and a $17 million gain related to the Protos Energy Recovery Facility development project.
(c)During the year ended December 31, 2020, we recorded a $12 million loss on extinguishment of debt comprised of approximately $10 million related to the redemption of our 5.875% Senior Notes due 2024 and approximately $1 million related to the refinancing of our tax-exempt bonds.
(d)Adjustment for capital equipment related expenditures at our service fee operated facilities which are capitalized at facilities that we own.
(e)Added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(Unaudited, in millions)
Net cash provided by operating activities	$105	$94	$157	$155
Capital type expenditures at client owned facilities (a)	7	5	21	19
Cash paid for interest	8	9	60	48
Cash paid for taxes	1	—	2	1
Equity in net income from unconsolidated investments	—	—	1	1
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	6	6	13	12
Dividends from unconsolidated investments	(4)	(3)	(4)	(3)
Adjustments for working capital and other	(13)	(15)	(34)	(40)
Adjusted EBITDA	$110	$96	$216	$193
(a) See Adjusted EBITDA reconciliation above - Note (d).

Covanta Holding Corporation	Exhibit 5
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(Unaudited, in millions)
Net cash provided by operating activities	$105	$94	$157	$155
Add: Changes in restricted funds - operating (a)	(2)	—	(2)	(2)
Less: Software implementation expenditures (b)	(1)	—	(1)	(1)
Less: Maintenance capital expenditures (c)	(40)	(32)	(73)	(72)
Free Cash Flow	$62	$62	$81	$80

(a) Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(b) Due to the adoption of ASU 2018-15 effective January 1, 2020, these expenditures, previously included in Maintenance capital expenditures above and Purchases of property, plant and equipment on our consolidated statement of cash flows, are now included in Other, net in the investing section of our consolidated statement of cash flows.

(c) Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(Unaudited, in millions)
Maintenance capital expenditures	$(40)	$(32)	$(73)	$(72)
Net maintenance capital expenditures paid but incurred in prior periods	(1)	(3)	(10)	2

Total ash processing system	—	—	(1)	(8)
Capital expenditures associated with other organic growth initiatives	—	(1)	—	(1)
Total capital expenditures associated with growth investments (d)	—	(1)	(1)	(9)
Total purchases of property, plant and equipment	$(41)	$(36)	$(84)	$(79)

(d) Total growth investments represents investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures, net of third party loans collateralized by unconsolidated project equity:

Capital expenditures associated with growth investments	$—	$(1)	$(1)	$(9)
UK business development projects	—	(8)	—	(9)
Investment in equity affiliate	(3)	—	(4)	(10)
Less: Third party project loan proceeds collateralized by project equity	—	—	—	9
Total growth investments	$(3)	$(9)	$(5)	$(19)

Covanta Holding Corporation		Exhibit 6
Supplemental Information
(Unaudited, $ in millions)
	Three Months Ended June 30,
	2021	2020
REVENUE:
Waste:
Tip fees	$169	$158
Service fees	123	115
Waste to energy processing	292	273
Materials processing and recycling	27	19
Waste handling and disposal	75	72
Intercompany	(32)	(28)
Total waste revenue	364	337
Energy:
Energy sales	63	57
Capacity	11	10
Wholesale load serving (1)	6	9
Renewable energy credits and other	6	2
Total energy revenue	86	78
Materials sales:
Ferrous	23	10
Non-ferrous	15	9
Total materials sales revenue	38	20
Services revenue	18	19
Total revenue	$506	$454

OPERATING EXPENSE:
Cost of operations:
Wages & benefits	$128	$111
Maintenance	89	81
Other operating costs	173	159
Cost of operations	390	351
Other operating expense, net	3	2
General and administrative	33	27
Depreciation and amortization	55	56
Total operating expense	$481	436

Operating income	$25	$18

(1) Includes wholesale energy load serving revenue not included in Energy sales line, such as transmission and ancillaries.

Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation		Exhibit 7
Operating Metrics
(Unaudited)
	Three Months Ended June 30,
	2021	2020
WtE Waste
Tons: (in millions)
Tip fees- contracted	2.22	2.15
Tip fees- uncontracted	0.44	0.52
Service fees	2.56	2.51
Total tons	5.21	5.19
Tip Fee revenue per ton:
Tip fees- contracted	$57.31	$54.37
Tip fees- uncontracted	$97.06	$78.71
Average tip fees	$63.71	$59.10
WtE Energy
Energy sales: (MWh in millions)
Contracted	0.49	0.48
Hedged	0.65	0.87
Market	0.48	0.18
Total energy	1.62	1.52
Market sales by geography: (MWh in millions)
PJM East	0.3	—
NEPOOL	0.1	—
NYISO	—	—
Other	0.1	0.1
Revenue per MWh (excludes capacity and other energy revenue):
Contracted	$70.45	$69.06
Hedged	$24.23	$23.76
Market	$26.74	$17.85
Average revenue per MWh	$38.89	$37.25
Materials sales
Tons Recovered: (in thousands)
Ferrous	115.3	115.7
Non-ferrous	13.5	12.3
Tons Sold: (in thousands)
Ferrous	99.8	99.2
Non-ferrous	9.9	8.1
Revenue per ton:
Ferrous	$227	$104
Non-ferrous	$1,548	$1,123

Note: Waste volume includes solid tons only. Materials and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Hedged energy sales includes the energy component of wholesale load serving. Uncontracted energy sales include sales under PPAs that are based on market prices.
Note: Certain amounts may not total due to rounding.

Covanta Holding Corporation	Exhibit 8
Capitalization Summary

(Face value; unaudited, in millions)	June 30, 2021	December 31, 2020	December 31, 2019

Cash and cash equivalents	$54	$55	$37

Corporate debt:
Secured	$680	$691	$659
Unsecured	1,744	1,744	1,744
Total corporate debt	$2,424	$2,435	$2,403
Project debt	120	123	131
Total debt	$2,544	$2,558	$2,534

Net debt (a)	$2,488	$2,499	$2,483

Stockholders’ equity	$254	$310	$376

Credit Ratios:
Leverage ratio (a)	5.8x	6.2x	6.1x
Senior credit facility leverage ratio (b)	1.8x	2.0x	2.2x
(a) Leverage ratio is defined as net debt (total principal amount of debt outstanding on consolidated balance sheet, less cash and cash equivalents, restricted funds escrowed for debt principal repayment, and escrowed construction financing proceeds) divided by Adjusted EBITDA, excluding proportional Adjusted EBITDA from unconsolidated projects but including cash dividends from unconsolidated projects.
(b) Leverage ratio as calculated for senior credit facility covenant. Effectively represents leverage at Covanta Energy, LLC and subsidiaries and ratio is pro forma for acquisitions (when applicable).

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA and Free Cash Flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA
We use Adjusted EBITDA to provide additional ways of viewing aspects of operations that, when viewed with the GAAP results provide a more complete understanding of our core business. As we define it, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance plus adjustments to capital type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated investments, we adjust EBITDA for our proportionate share of the entity's depreciation and amortization, interest expense, tax expense and other adjustments to exclude significant unusual or non-recurring items that are not directly related to the entity's operating performance. in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. We do not have control, nor have any legal claim to the portion of our unconsolidated investees' revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for these unconsolidated investments in accordance with the equity method of accounting. Net income (losses) from these investments are reflected within our consolidated statements of operations in Equity in net income from unconsolidated investments. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and six months ended June 30, 2021 and 2020, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projections of the proportional contribution of our interests in joint ventures to our Adjusted EBITDA and Free Cash Flow are not based on GAAP net income/loss or cash flow provided by operating activities, respectively, and are anticipated to be adjusted to exclude the effects of events or circumstances in 2021 that are not representative or indicative of our results of operations and that are not currently determinable. Due to the uncertainty of the likelihood, amount and timing of any such adjusting items, we do not have information available to provide a quantitative reconciliation of projected net income/loss to an Adjusted EBITDA projection.

Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, plus changes in operating restricted funds, less expenditures for software implementation and maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities.
We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and six months ended June 30, 2021 and 2020, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•potential delay or failure to consummate the announced transaction with EQT;
•the impact of the COVID-19 pandemic on our employees, business, and operations, or on the economy in general, including commercial and financial markets;
•our ability to identify opportunities and execute on strategies and transactions, including in connection with a strategic review of our business and including acquisitions, divestitures, and restructuring opportunities;
•seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities;
•our ability to renew or replace expiring contracts at comparable prices and with other acceptable terms;
•adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, tax laws, labor laws and healthcare laws;
•failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;
•our ability to avoid adverse publicity or reputational damage relating to our business;
•advances in technology;
•difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;
•difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;
•our ability to realize the benefits of long-term business development and bear the cost of business development over time;
•limits of insurance coverage;
•our ability to avoid defaults under our long-term contracts;
•performance of third parties under our contracts and such third parties' observance of laws and regulations;
•concentration of suppliers and customers;
•geographic concentration of facilities;
•increased competitiveness in the energy and waste industries;
•changes in foreign currency exchange rates;
•limitations imposed by our existing indebtedness, including limitations on strategic alternatives or transactions;
•our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;
•exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;
•the scalability of our business;
•our ability to attract and retain talented people;
•failures of disclosure controls and procedures and internal controls over financial reporting;
•our ability to utilize net operating loss carryforwards;
•general economic conditions in the United States and abroad, including the availability of credit and debt financing; and
•other risks and uncertainties affecting our business described in Item 1A. Risk Factors of our Annual Report on Form 10-K and in Part II Item 1A in the most recent Quarterly Report on Form 10-Q for the period ended June 30, 2021 and in other filings by Covanta with the SEC.

Although Covanta believes that its plans, cost estimates, returns on investments, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's and the joint ventures future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.